Exhibit 99.1

CytRx Announces Settlement of California Stockholder Derivative Lawsuit
LOS ANGELES – January 5, 2016 – CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company specializing in oncology, today announced that it has reached an agreement to settle its consolidated stockholder derivative lawsuit, In Re CytRx Corporation Stockholder Derivative Litigation, pending in the U.S. Court of Appeals for the Ninth Circuit Court (Case No. 15-56773), on appeal from the United States District Court for the Central District of California (Case No. CV 14-6414-GHK (PJWx)).
The settlement includes no financial or equity compensation.  It provides that CytRx will implement certain corporate governance changes and modify certain governance practices, many of which have already been implemented over the past 12 months.
The lawsuit names as defendants certain current and former directors and officers, and names the Company as a nominal defendant, and relates to the Company's hiring of an external investor and public relations firm in parts of 2013 and 2014.  Although the individual defendants continue to deny any liability or wrongdoing in connection with the allegations in the lawsuit, and the settlement agreement contains no admission of liability or wrongdoing and includes a full release of the current and former directors and officers in connection with the allegations, the individual defendants believe it is in the best interests of CytRx and its stockholders to settle the matter on reasonable terms to avoid potentially lengthy and costly litigation.
"With this settlement, we can continue to focus on our pre-commercial activities for aldoxorubicin, the development of aldoxorubicin and DK049, and the creation of new molecules using our LADRTM technology," said Steven A. Kriegsman, Chairman and CEO.
The parties have not yet reached an agreement on an amount of fees and expenses to the plaintiffs' attorneys, but the settlement is not dependent on such agreement or the amount of any fees and expenses approved by the Court.  The settlement is subject to approval by the Court and certain other conditions, including notice to the Company's stockholders.
About CytRx Corporation
CytRx Corporation is a biopharmaceutical research and development company specializing in oncology. CytRx currently is focused on the clinical development of aldoxorubicin, its improved version of the widely used chemotherapeutic agent doxorubicin, and DK049, a novel drug conjugate which is expected to enter clinic trials in 2016.  CytRx is also expanding its pipeline of oncology candidates at its laboratory facilities in Freiburg, Germany, through its LADR™ (Linker Activated Drug Release) technology platform, a discovery engine designed to leverage CytRx's expertise in albumin biology and linker technology for the development of a new class of anti-cancer therapies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks relating to the outcome, timing and results of CytRx's clinical testing of aldoxorubicin and preclinical testing of its LADR™ linker technology platform, the outcome, timing or results of CytRx's clinical testing of aldoxorubicin, the risk that any future pre-clinical or human testing of compounds based on the LADR™ technology platform might not show efficacy or reduced side effects of those compounds, risks related to CytRx's ability to manufacture its drug candidates in a timely fashion, cost-effectively or in commercial quantities in compliance with stringent regulatory requirements, risks related to CytRx's need for additional capital or strategic partnerships to fund its ongoing working capital needs and development efforts, including the Phase 2 and Phase 3 clinical development of aldoxorubicin for SCLC and STS, respectively, and the preclinical and clinical development of compounds based on the LADR™ technology platform, risks related to lawsuits that have been brought against the Company and its officers and/or directors for alleged violations of the securities laws, and the risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:
CytRx Corporation
David J. Haen
Vice President, Business Development and Investor Relations
(310) 826-5648, ext 304
dhaen@cytrx.com

Investor Relations:
Alexander Capital, LP
(855) 288-ALEX (2539)
cytrx@alexandercapitallp.com

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